AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT (“Amendment”) dated as of July 10, 2008, is entered into among Allegro Biodiesel Corporation, a Delaware corporation (“Allegro”), Monarch Pointe Fund, Ltd., Mercator Momentum Fund, L.P., Mercator Momentum Fund III, L.P., M.A.G. Capital, LLC, St. Cloud Partners, LP, Pentagon Dollar Satellite Fund, and each of the undersigned additional accredited investors signatories hereto (collectively, the “Holders”).

RECITALS

WHEREAS, Allegro (formerly known as Diametrics Medical, Inc.) and the Holders previously entered into a registration rights agreement dated as of September 20, 2006 (the “Agreement”); and

WHEREAS, Allegro and the Holders desire to amend Section 2(a) of the Agreement as provided below, such amendment to be effective as of the date first set forth above.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, the parties agree as follows:

1.  Section 2(a) of the Agreement. The last sentence of Section 2(a) of the Agreement is hereby deleted in its entirety and the following sentence is substituted therefor:

“Once effective, the Company shall use its commercially reasonable efforts to maintain the effectiveness of the Registration Statement until the earlier of the date that all of the Registrable Securities have been sold and the first anniversary of the effective date of the Registration Statement, June 12, 2008 (such date, the “Expiration Date”).”

2.  Other Terms and Conditions of Agreement. All other terms and conditions of the Agreement, to the extent not contradictory to or inconsistent with the recitals, terms and conditions of this Amendment shall continue to be applicable. All capitalized terms defined in the Agreement and used herein shall have the same meaning as set forth in the Agreement unless otherwise defined in this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

ALLEGRO:	THE HOLDERS:

MONARCH POINTE FUND, LTD.
By: William Richard Tacon
By: /s/ W. Bruce Comer III	Its: Liquidator of Monarch Pointe Fund Limited
Name: W. Bruce Comer III
Title: Chief Executive Officer
By: /s/ William Tacon
Name: William Tacon
Its: Liquidator

MERCATOR MOMENTUM FUND, L.P.
By: M.A.G. CAPITAL, LLC
Its: General Partner

By: /s/ David Firestone
Name: David Firestone
Its: Managing Member

MERCATOR MOMENTUM FUND III, L.P.
By: M.A.G. CAPITAL, LLC
Its: General Partner

By: /s/ David Firestone
Name: David Firestone
Its: Managing Member

(Signatures Continued on Next Page)

PENTAGON DOLLAR SATELLITE FUND

By: /s/ R. Arliss Francis
Name: R. Arliss Francis
Its: Authorized Signatory for Hamilton Fiduciary Services Limited, Corporate Director

NAUTILUS TRUST dtd 9/10/99

By: /s/ Barry Porter
Name: Barry Porter
Its: Co. Trustee

By: /s/ Lea Porter
Name: Lea Porter
Its: Co. Trustee